UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

iCAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (603) 882-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2016, iCAD, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) between the Company and Invivo Corporation, a Delaware corporation (the “Buyer”).

Upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing Date”), the Company will sell and convey to Buyer all right, title and interest to certain intellectual property relating to the VersaVue Software and the DynaCAD product and related assets (the “Assets”). Pursuant to the Purchase Agreement, Buyer and Seller will also terminate the License Agreement dated as of July 16, 2012, as amended, by and between the Buyer and Seller (the “Existing License Agreement”). The closing is expected to occur on the later of (a) January 31, 2017 or (b) the third business day following the date on which all of the conditions set forth in Article VI of the Purchase Agreement have been satisfied or waived. If the closing does not occur on or before February 15, 2017, either party has the right to terminate.

The Purchase Agreement provides for a purchase price for the Assets of $3,200,000 less a holdback reserve amount of $350,000 plus any holdback payments that may be payable beginning eighteen months following the Closing Date based upon whether any amounts are due and payable to certain Buyer Indemnified Persons (as defined in the Purchase Agreement) in connection with Article VII of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants, and the transaction contemplated by the Purchase Agreement is subject to customary closing conditions. The Company and the Buyer have each agreed to indemnify the other for damages arising from the breach of its representations, warranties, covenants or obligations in the Purchase Agreement. The Company has also agreed to indemnify Buyer in connection with any excluded liability (as defined in the Purchase Agreement); the ownership, possession or operation of the Assets by the Company or any action (as defined in the Purchase Agreement) with respect to or arising from any Assets delivered, installed or used prior to the Closing Date; any taxes (as defined in the Purchase Agreement) relating to or arising in connection with the transfer of the Assets; the failure of the Company to comply with, or perform any of its obligations under the Existing License Agreement prior to the Closing Date or any provisions of such Existing License Agreement that survive following the Closing Date; and the failure of the Company or any affiliates (as defined in the Purchase Agreement) to comply with any laws applicable to the import or export of certain acquired software (as defined in the Purchase Agreement) in the United States, Canada and the European Union.

On the Closing Date, the parties intend to enter into a Cross-License Agreement related to certain software and a Transition Services Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Asset Purchase Agreement dated December 16, 2016 between the Company and Invivo Corporation.*

*	The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCAD, INC.

Dated: December 22, 2016	/s/ Richard Christopher
Richard Christopher
Chief Financial Officer